EXHIBIT 5.1


May 21, 1996



Angeion Corporation
3650 Annapolis Lane, Suite 170
Plymouth, MN 55447-5434

RE:      ANGEION CORPORATION - REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We are acting as counsel to Angeion Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of 1,603,198 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 21, 1996 (the "Registration Statement").

In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion and, based thereon, we advise you that, in our opinion:

         1. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

         2. The 1,478,198 shares of Common Stock that are being registered for sale by the Company under the Registration Statement pursuant to the Company's 1993 Stock Incentive Plan (the "1993 Plan") referred to in the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the 1993 Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

         3. The 125,000 shares of Common Stock that are being registered for sale by the Company under the Registration Statement pursuant to certain non-plan options referred to in the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the certain non-plan options referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,


/s/ OPPENHEIMER WOLFF & DONNELLY